Exhibit 21

Subsidiaries of the Registrant

Name of Subsidiary:	State or Country Under Laws of Which Organized
1031 Corp.	Pennsylvania
1031 USA, LLC	Pennsylvania
Abstracters’ Information Service, Inc.	New York
Accu-Search, Inc.	New Jersey
Alliance Home Warranty, Inc.	Utah
American Data Exchange Corporation Ltd.	Bermuda
American Escrow Company	Texas
American First Abstract, LLC	Delaware
American Property Exchange, Inc.	Washington
Arizona Title Insurance Agency, Inc	Arizona
ATI Title Agency of Arizona, Inc.	Arizona
Augusta Holdings, LLC	Delaware
Brownstone Technologies Inc.	Canada
Cahaba Title Company, Inc.	Alabama
Campbell County Abstract Company	Wyoming
Consumer Select Insurance, LLC	Florida
Consumer Select Insurance of America, LLC	Florida
Core Title Agency, Ltd.	Ohio
Corea Title Company	Korea
Current Status, Inc.	New Jersey
Customers Choice Title Agency, Ltd.	Ohio
Data Trace Abstractor Services, LLC	Delaware
Data Trace Information Services LLC	Delaware
Data Trace Information Services II LLC	Delaware
Data Tree II LLC	Delaware
Discovery Title Company, LLC	Michigan
DRN Commerce, Inc.	California
Efficient Title Services, LLC	Maryland
enact Conveyancing Limited	England
enact Holdings Limited	England
Enact Processing Solutions Limited	England
enact Properties Limited	England
Equity Title Insurance Agency, Inc.	Utah
Exchange Services, Inc.	Idaho
FAF International Holdings B.V. FAF International Insurance Holdings B.V. FAF International Property Services Holdings B.V. FAF International Limited	Netherlands Netherlands Netherlands England
FAF International Pty Limited	Australia
FAF International Limited	New Zealand
FAF International Seguros Generales S.A.	Chile
Fairbanks Title Agency, Inc.	Alaska
FATCO Holdings, LLC	Delaware
FATNY Realty Holdings LLC	New York
Faxxon Legal Information Services, Inc.	Illinois
FCT Holdings Company Ltd.	Canada
FCT Insurance Company Ltd.	Canada
FCT Insurance Services Inc.	Canada
First American Abstract Company	Mississippi
First American China Holdings, LLC	Delaware
First American Coordination Services, LLC	Kansas
First American Corporate Services, LLC	Delaware
First American Exchange Company, LLC	Delaware

Name of Subsidiary:	State or Country Under Laws of Which Organized
First American Exchange Corporation	New York
First American Financial Corporation	Delaware
First American Fund Control, Inc.	California
First American Global Services, Inc.	Delaware
First American Holdings, LLC First American Holdings (Mauritius) Limited	Delaware Mauritius
First American Home Buyers Protection Corporation	California
First American Home Warranty Corp.	Florida
First American (India) Private Limited	India
First American International Holdings, LLC	Delaware
First American International Title Services Inc.	Canada
First American International, Inc.	Delaware
First American Leasing Company	California
First American LoanStar Trustee Services, LLC	Texas
First American Professional Real Estate Services, Inc	California
First American Property & Casualty Insurance Agency, Inc	California
First American Property & Casualty Insurance Agency, LLC	Delaware
First American Property & Casualty Insurance Company	California
First American Real Estate Solutions II LLC	California
First American Relocation Solutions, Inc.	Delaware
First American SMS, LLC	Delaware
First American Specialty Insurance Company	California
First American Technology Advantage, LLC	Kansas
First American Teton Land Title Company	Wyoming
First American Title & Trust Company	Oklahoma
First American Title Company	California
First American Title Company, Inc.	Florida
First American Title Company, Inc. (Hawaii)	Hawaii
First American Title Company, LLC (DE)	Delaware
First American Title Company, LLC (TX)	Texas
First American Title Company of Laramie County	Wyoming
First American Title Company of Montana, Inc.	Montana
First American Title Insurance Agency of Mohave, Inc.	Arizona
First American Title Insurance Agency, Inc. (Navajo)	Arizona
First American Title Insurance Company	California
First American Title Insurance Company of Australia Pty Limited	Australia
First American Title Insurance Company of Louisiana	Louisiana
First American Title Insurance Company of New York First American Title Services de Mexico S. de R.L. de C.V.	New York Mexico
First American Trust, F.S.B.	California
First American UCC Insurance Services, LLC	Delaware
First American United General Alaska LLC First Australian Company Pty Limited	Alaska Australia
First Australian Title Company Pty Limited	Australia
First Canadian Title Company Limited	Canada
First European Title GmbH First European Group Limited	Germany United Kingdom
First Florida Title Insurance Agency, LLC	Florida
First Hong Kong Title Limited	Cayman Islands
First International Real Estate Solutions Limited	United Kingdom
First Metropolitan Title Company	Michigan
First Mortgage Services Ltd.	New Zealand
First Mortgage Services Pty Ltd	Australia
First Reliable, LLC	Delaware
First Security Business Bank	California
First Title Real Estate Guaranty Co., Ltd	China

Name of Subsidiary:	State or Country Under Laws of Which Organized
First Title CEE (Biztositaskovetito Korltotl Feleossegu Tarsasag)	Hungary
First Title Insurance plc First Title Insurance Brokers Limited	England England
First Title Sigorta Aracilik Hizmetieri Anonim Sirketi	Turkey
First Title New Zealand Limited	New Zealand
First Title Pacific Limited	New Zealand
First Title plc	England
First Title Polska Sp. Z.o.o	Poland
First Title Services Limited	England
First Valley Title, LLC	Arizona
Florida Sunshine Title, L.L.C.	Michigan
FMCT, L.L.C.	Michigan
FMS Administration Limited	New Zealand
Foundation Title Company, LLC	Maine
Fortune Title Agency, Ltd	Ohio
Greater Michigan Title, LLC	Michigan
Harrison Title Agency, Ltd	Ohio
Heritage Closing Services, Inc	California
Intertitle, Inc	California
Island Title Corporation	Hawaii
Johnson County Title Company, Inc.	Wyoming
Konstar Title Insurance Agency, L.L.C.	Michigan
Legends Title Agency, Ltd.	Ohio
Live Letting Exchange Limited	United Kingdom
Live Overseas Limited	United Kingdom
Market Center Title, L.L.C.	Michigan
Masiello Closing Services, LLC	Michigan
Massachusetts Title Insurance Company	Massachusetts
Metropolitan Title—Wisconsin, L.L.C.	Michigan
Metropolitan Title—Ohio, L.L.C. Metropolitan Title of Indiana, LLC	Michigan Indiana
Mid Valley Title and Escrow Company	California
Millenium Title Agency, LLC	Michigan
Mortgage Guarantee & Title Company	Rhode Island
Mt. Shasta Title & Escrow Company	California
National Default REO Services II, LLC	Delaware
National Land Title of Tarrant, Inc	Texas
New Reunion Title, LLC	Texas
Ohio Bar Title Insurance Company	Ohio
Orange Coast Holdings, Inc.	Delaware
Orange Coast Title Company	California
Overseas Homes Network Limited	United Kingdom
Pacific Northwest Title Company	Washington
Pacific Northwest Title Company of Alaska, Inc.	Alaska
Pacific Northwest Title Company of Kenai, Inc.	Alaska
Pacific Northwest Title Holding Company	Washington
Pacific Northwest Title Insurance Company	Washington
Pacific Northwest Title of Oregon, Inc.	Oregon
Partners Title Agency, LLC	Michigan
Pioneer Agency Acquisition Company	Pennsylvania
Presidential Title Services A Title Agency LLC	Michigan
Promeric Technologies Inc.	Canada
Public Abstract Corporation	New York
Regency Escrow Corporation	California
Relocation Advantage, LLC	Delaware
Republic Title of Texas, Inc.	Texas

Name of Subsidiary:	State or Country Under Laws of Which Organized
Rock River Title, L.L.C.	Illinois
Russ Lyon Title, LLC	Arizona
Sanderson Weir Pty Ltd	Australia
Security Exchange Corporation	Nebraska
Security First Financial Services, Inc	Florida
Servicios Hipotecarios Limitada	Chile
SFG Title Agency, LLC	Michigan
Shoshone Title Insurance and Abstract Company	Wyoming
Smart Title Solutions LLC	Delaware
Southwest Title Land Company	Oklahoma
Team Conveyancing Limited	England
Texas Escrow Company	Texas
The Executive Corner Title and Settlement Services, LLC	Ohio
The First American Financial Corporation	California
The Heritage Escrow Company, Inc.	California
The Hyper-Abstract Corporation	New York
The Inland Empire Service Corporation	California
The Live Organization Limited	United Kingdom
The Orange Coast Company, LLC	Delaware
The Title Security Group, Inc.	Puerto Rico
Title Company of the Americas, S.A.	Nicaragua
Title Insurance Agency of Juneau, Inc.	Alaska
Title Insurance Company of Oregon	Oregon
Title Records, Inc.	California
Titlestar Mortgagee Services, L.L.C.	Texas
Total Scoring Company, Inc.	Canada
Tri-County Title Services, LLC	Michigan
United General Title Insurance Company	Colorado
Word of Mouth Investment Consulting Co., Ltd.	China
Wyoming Land Title Company	Wyoming